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EXHIBIT 23.1


[DELOITTE TOUCHE TOHMATSU LETTERHEAD]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement of Comtech Group, Inc. on Amendment No. 1 to Form S-1 of our report dated August 18, 2004, except for Note 11 which is dated January 31, 2005, which report expresses an unqualified opinion and includes explanatory paragraphs relating to a series of transactions to restructure the organization of the entities owned by the Shareholders which was accounted for at historical cost and the translation of Renminbi into United States dollars for the convenience of the readers, relating to the consolidated financial statements of Comtech Group, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Summary Consolidated Financial Data", "Selected Consolidated Financial and Operating Data" and "Experts" in such Prospectus.


/s/ Deloitte Touche Tohmatsu

Hong Kong
February 2, 2005